As filed with the Securities and Exchange Commission on April 26, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

POLARIS INDUSTRIES INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1790959
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2100 Highway 55 Medina, Minnesota	55340
(Address of Principal Executive Offices)	(Zip Code)
Polaris Industries Inc. 2007 Omnibus Incentive Plan
(As Amended and Restated April 25, 2019)
(Full Title of the Plan)

Lucy Clark Dougherty
SVP - General Counsel, Secretary and Chief Compliance Officer
Polaris Industries Inc.
2100 Highway 55
Medina, Minnesota 55340
(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: (763) 542-0500

Copies to:
Amy C. Seidel
Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer  ☒    Accelerated Filer  ☐ Non-accelerated Filer  ☐
Smaller Reporting Company  ☐   Emerging Growth Company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.01 par value	3,325,000 shares	$98.85	$328,676,250	$39,836

(1)
This Registration Statement includes, in addition to the number of shares stated above, an indeterminate number of additional shares that may be issued pursuant to the provisions of the plan described herein as the result of any future stock split, stock dividend, or similar adjustment of Polaris Industries Inc.’s outstanding common stock, par value $.01 per share (the “Common Stock”), in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act based on the average of the high and low sale prices per share of the Registrant’s Common Stock as quoted on the New York Stock Exchange on April 23, 2019.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act, this Registration Statement is filed to register 3,325,000 additional shares of the Common Stock of Polaris Industries Inc., a Minnesota corporation (the “Registrant”), reserved for issuance for all awards granted under the Polaris Industries Inc. 2007 Omnibus Incentive Plan (as amended and restated, the “Omnibus Plan”).

An aggregate of 21,835,472 shares (after giving effect to a two-for-one stock split effective September 12, 2011) of the Registrant’s Common Stock under the Omnibus Plan was previously registered pursuant to a Registration Statement on Form S-8 (No. 333-147799) filed with the Securities and Exchange Commission (“SEC”) on December 3, 2007, a Registration Statement on Form S-8 (No. 333-161919) filed with the SEC on September 15, 2009, a Registration Statement on Form S-8 (No. 333-174159) filed with the SEC on May 12, 2011, and a Registration Statement on Form S-8 (No. 333-207631) filed with the SEC on October 27, 2015. Such Registration Statements are currently effective and the contents thereof are incorporated herein by reference except to the extent that such content is superseded by the items appearing below.

PART II

Item 5.    Interests of Named Experts and Counsel.

Faegre Baker Daniels LLP has given an opinion on the validity of the shares being registered by this Registration Statement. Faegre Baker Daniels LLP does not have an interest in the Registrant of the type specified in Item 509 of Regulation S-K.

Item 8.    Exhibits.

EXHIBIT INDEX

No.	Description	Manner of Filing

3.1	Restated Articles of Incorporation of Polaris Industries Inc., effective April 28, 2017	Incorporated by reference to Exhibit 3.b to the Company’s Current Report on Form 8-K filed on May 2, 2017
3.2	Bylaws of Polaris Industries Inc., as amended and restated on February 27, 2018	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed February 27, 2018
5	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant	Filed electronically herewith
23.1	Consent of Faegre Baker Daniels LLP	Included in Exhibit 5
23.2	Consent of Independent Registered Public Accounting Firm	Filed electronically herewith
24	Power of Attorney	Filed electronically herewith
99	Polaris Industries Inc. 2007 Omnibus Incentive Plan, as amended and restated effective April 25, 2019	Incorporated by reference to Annex A to the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders filed March 11, 2019

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Medina, state of Minnesota, on April 26, 2019.

POLARIS INDUSTRIES INC.
By:	/S/Lucy Clark Dougherty
Lucy Clark Dougherty
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

	/s/Scott W. Wine	Chairman and Chief Executive Officer (Principal Executive Officer)	April 26, 2019
Scott W. Wine

	/s/Michael T. Speetzen	Executive Vice President — Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	April 26, 2019
Michael T. Speetzen

	*	Director	April 26, 2019
George W. Bilicic
	*	Director	April 26, 2019
Annette K. Clayton
	*	Director	April 26, 2019
Kevin M. Farr
	*	Director	April 26, 2019
Gary E. Hendrickson
	*	Director	April 26, 2019
Gwenne A. Henricks
	*	Director	April 26, 2019
Bernd F. Kessler
	*	Director	April 26, 2019
Lawrence D. Kingsley
	*	Director	April 26, 2019
Gwynne E. Shotwell
	*	Director	April 26, 2019
John P. Wiehoff

*By:	/s/Lucy Clark Dougherty		April 26, 2019
Lucy Clark Dougherty Attorney-in-Fact

*
Lucy Clark Dougherty, pursuant to Powers of Attorney executed by each of the officers and directors listed above whose name is marked by an “*” and filed as an exhibit hereto, by signing her name hereto does hereby sign and execute this Registration Statement of Polaris Industries Inc., or any amendment thereto, on behalf of each of such officers and directors in the capacities in which the names of each appear above.